Exhibit 99.1

Codexis Reports Financial Results for the Third Quarter of 2017

Product sales increase 71% over the prior year

Affirms 2017 revenue guidance

Conference call begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (November 9, 2017) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and nine months ended September 30, 2017, and provides a business update.

“We continue to deliver excellent results in 2017, highlighted by the creation of our new partnership with Nestlé Health Science, as well as a solid financial performance,” said Codexis President and CEO John Nicols. “Our recently announced strategic collaboration with Nestlé Health Science validates the use of our CodeEvolver® protein engineering technology platform for biotherapeutic drug discovery and demonstrates our ability to partner with yet another of the world’s leading companies. Regarding the third quarter financial results, once again we are most proud of the growth in product sales, which increased 71% for the third quarter and 73% year-to-date, with gross margin on product sales again toward the high end of our guidance range.

“Collaboration efforts with Nestlé Health Science have already begun and are expected to contribute significantly to our fourth quarter revenues,” he added. “Together with continued strength in product sales, our fourth quarter is set up to produce the highest revenue quarter for the year and we are reaffirming our total revenue guidance for 2017 of $50 million to $53 million. Delivering on our 2017 revenue guidance will be an exceptional accomplishment by the Codexis team, especially given that over $20 million of last year’s revenues were from non-recurring milestone payments and deferred revenues related to the completion of our two pharmaceutical partners’ platform license technology transfers. The new 2017 revenue sources that offset those headwinds continue to gain momentum as we end this year, setting us up for double-digit revenue growth in 2018.”

Third Quarter Financial Highlights
Total revenues for the third quarter of 2017 were $10.0 million compared with $14.9 million for the third quarter of 2016. The prior year period included the recognition of an $8.0 million milestone payment and $0.6 million in deferred revenue under the platform licensing deal with Merck. Product sales for the third quarter of 2017 increased 71% to $6.9 million from $4.1 million for the prior-year period, primarily due to higher demand for enzymes. Research and development service revenues for the third quarter of 2017 were $2.9 million compared with $10.4

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million for the third quarter of 2016, which included $8.6 million of revenue from Merck described above. Revenue from the revenue-sharing arrangement with Exela PharmSci for sales of the argatroban injectable drug was $0.1 million for the third quarter of 2017 compared with $0.4 million for third quarter of 2016.

Gross margin on product sales for the third quarter of 2017 increased to 43% from 32% for the third quarter of 2016, mainly due to an increase in sales of higher-margin products.

Research and development (R&D) expenses were $8.1 million for the third quarter of 2017 compared with $5.5 million for the third quarter of 2016, with the increase due primarily to higher outside services expense related to CDX-6114, our lead candidate for the treatment of phenylketonuria (PKU), and increased costs associated with higher headcount, partially offset by the absence of amortization of intangibles. Selling, general and administrative (SG&A) expenses for the third quarter of 2017 were $8.0 million compared with $5.2 million for the third quarter of 2016, due primarily to an increase in legal fees and increased costs associated with higher headcount, partially offset by lower depreciation expense.

Net loss for the third quarter of 2017 was $10.2 million, or $0.21 per share, compared with net income for the third quarter of 2016 of $1.4 million, or $0.04 per basic share and $0.03 per diluted share. Non-GAAP net loss for the third quarter of 2017 was $8.2 million, or $0.17 per share, compared with non-GAAP net income for the third quarter of 2016 of $4.0 million, or $0.10 per basic share and $0.09 per diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the nine months ended September 30, 2017 were $28.3 million compared with $38.9 million for the first nine months of 2016. The prior year period included the recognition of $20.4 million in milestone payments and deferred revenue from platform licensing deals with GSK and Merck. Total revenues for the first nine months of 2017 included $19.1 million in product sales, $8.3 million in R&D revenue and $0.8 million from the revenue-sharing arrangement with Exela.

Gross margin on product sales for the first nine months of 2017 was 44% compared with 33% for the first nine months of 2016, due to an increase in sales of higher-margin products.

R&D expenses for the first nine months of 2017 were $20.2 million compared with $16.3 million for the first nine months of 2016, with the increase primarily due to higher outside service fees related to CDX-6114 and increased costs associated with higher headcount. SG&A expenses for the first nine months of 2017 were $21.1 million compared with $18.5 million for the prior-year period, primarily due to an increase in legal expenses and increase in costs associated with higher headcount, partially offset by lower depreciation expense.

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Net loss for the first nine months of 2017 was $24.0 million, or $0.53 per share, compared with a net loss for the first nine months of 2016 of $3.3 million, or $0.08 per share. Non-GAAP net loss for the first nine months of 2017 was $18.0 million, or $0.39 per share, compared with non-GAAP net income for the first nine months of 2016 of $4.5 million, or $0.11 per basic and diluted share.

Cash and cash equivalents as of September 30, 2017 were $23.8 million, compared with $19.2 million as of December 31, 2016.

Financial Outlook
Codexis affirms financial guidance for 2017, as follows:

•	Total revenues of $50 million to $53 million, which includes revenue from the Nestlé Health Science strategic collaboration announced in October 2017.

•	Product sales are expected to be between $25 million and $27 million, reflecting an increase of 63% to 76% over 2016.

•	Gross margin on product sales is expected to be between 40% and 43%.

Codexis expects fourth quarter operating expenses, which is the combined total of R&D and SG&A expenses, to be approximately $16 million, which is higher than our previous forecast due mainly to higher legal expenses. The guidance assumes expenses associated with the company’s accelerated development activities to initiate human trials for CDX-6114 in early 2018.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, intangible asset amortization expense and stock-based compensation expense. Non-GAAP financial measures presented are: non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), and non-GAAP operating expenses, including non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense, amortization of intangible assets and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of expense that affect Codexis. These non-GAAP financial measures are not prepared in

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accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation featuring an updated chart of the company’s product pipeline to accompany the conference call commentary is available on the Investors section of the company’s website at www.codexis.com. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 5797258. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 5797258 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis, Inc. is a leading protein engineering company that applies its technology to the development of biocatalysts for commercial manufacture of pharmaceuticals and fine chemicals, as well as the development of enzymes as biotherapeutics and for molecular diagnostics. Codexis’ proven technology enables implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding fourth quarter 2017 and 2017 total revenues, product sales, gross margin on product sales, and operating expenses, 2018 revenue growth, and its anticipated timeline to initiate human trials for CDX-6114 and associated expenditures. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with

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the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; risks associated with the patent litigation that Codexis initiated in February 2016; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2017 and Form 10-Q filed August 9, 2017, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Codexis Contacts:

Investors
LHA Investor Relations
Jody Cain, 310-691-7100 jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Product sales	$6,948	$4,052	$19,134	$11,072
Research and development revenues	2,929	10,373	8,320	25,971
Revenue sharing arrangement	107	445	847	1,825
Total revenues	9,984	14,870	28,301	38,868
Costs and operating expenses:
Cost of product sales	3,976	2,756	10,768	7,466
Research and development	8,055	5,467	20,242	16,265
Selling, general and administrative	7,989	5,229	21,141	18,451
Total costs and operating expenses	20,020	13,452	52,151	42,182
Income (loss) from operations	(10,036)	1,418	(23,850)	(3,314)
Interest income	28	12	96	40
Other income (expenses)	(68)	7	(80)	(39)
Income (loss) before income taxes	(10,076)	1,437	(23,834)	(3,313)
Provision for (benefit from) income taxes	150	—	132	(15)
Net income (loss)	$(10,226)	$1,437	$(23,966)	$(3,298)

Net income (loss) per share, basic	$(0.21)	$0.04	$(0.53)	$(0.08)
Net income (loss) per share, diluted	$(0.21)	$0.03	$(0.53)	$(0.08)
Weighted average common stock shares used in computing net income (loss) per share, basic	48,147	40,940	45,568	40,504
Weighted average common stock shares used in computing net income (loss) per share, diluted	48,147	42,134	45,568	40,504

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$23,826	$19,240
Accounts receivable, net	7,906	5,924
Inventories	849	825
Prepaid expenses and other current assets	2,443	1,238
Total current assets	35,024	27,227
Restricted cash	1,536	1,624
Marketable securities	1,163	1,142
Property and equipment, net	2,810	2,155
Goodwill	3,241	3,241
Other non-current assets	327	259
Total assets	$44,101	$35,648
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,474	$4,232
Accrued compensation	3,795	4,314
Other accrued liabilities	4,664	2,111
Deferred revenue	4,141	1,710
Total current liabilities	17,074	12,367
Deferred revenue, net of current portion	1,839	1,066
Financing obligation, net of current portion	360	—
Other long-term liabilities	2,736	3,116
Total liabilities	22,009	16,549

Stockholders' equity:
Common stock	5	4
Additional paid-in capital	338,110	311,164
Accumulated other comprehensive income	13	—
Accumulated deficit	(316,036)	(292,069)
Total stockholders' equity	22,092	19,099
Total liabilities and stockholders' equity	$44,101	$35,648

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

(i) Research and development expenses
Research and development expenses - GAAP	$8,055	$5,467	$20,242	$16,265
Non-GAAP adjustments:
Depreciation expense(a)	(173)	(213)	(530)	(689)
Intangible asset amortization(b)	—	(844)	—	(2,531)
Stock-based compensation(c)	(386)	(246)	(1,050)	(688)
Research and development expenses - Non-GAAP	$7,496	$4,164	$18,662	$12,357

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,989	$5,229	$21,141	$18,451
Non-GAAP adjustments:
Depreciation expense(a)	(67)	(228)	(265)	(676)
Stock-based compensation(c)	(1,447)	(984)	(4,162)	(3,173)
Selling, general and administrative expenses - Non-GAAP	$6,475	$4,017	$16,714	$14,602

(iii) Net Income (loss)
Net Income (loss) - GAAP	$(10,226)	$1,437	$(23,966)	$(3,298)
Non-GAAP adjustments:
Depreciation expense(a)	240	441	795	1,365
Intangible asset amortization(b)	—	844	—	2,531
Stock-based compensation(c)	1,833	1,230	5,212	3,861
Net Income (loss) - Non-GAAP	$(8,153)	$3,952	$(17,959)	$4,459

(iv) Net Income (loss) per share
Net Income (loss) per share - GAAP, basic	$(0.21)	$0.04	$(0.53)	$(0.08)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.06	0.14	0.19
Net income (loss) per share - Non-GAAP, basic	$(0.17)	$0.10	$(0.39)	$0.11

Net income (loss) per share - GAAP, diluted	$(0.21)	$0.03	$(0.53)	$(0.08)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.06	0.14	0.19
Net income (loss) per share - Non-GAAP, diluted	$(0.17)	$0.09	$(0.39)	$0.11

Weighted average common shares used in computing GAAP and non-GAAP net income (loss) per share, basic	48,147	40,940	45,568	40,504
Weighted average common shares used in computing GAAP net income (loss) per share, diluted	48,147	42,134	45,568	40,504
Effect of dilutive shares	—	—	—	1,292
Weighted average common shares used in computing non-GAAP net income (loss) per share, diluted	48,147	42,134	45,568	41,796

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These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash. This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.
(c) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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